Exhibit 99.1

INTERNATIONAL ASSETS HOLDING CORPORATION,

FCSTONE GROUP, INC. TO MERGE

Deal Creates a Leading Global Provider of Consulting and Trade Execution Services

NEW YORK, NY and KANSAS CITY, MO – July 2, 2009 – International Assets Holding Corporation (Nasdaq: IAAC) (“International Assets”) and FCStone Group, Inc. (Nasdaq: FCSX) (“FCStone”), today announced that they have signed a definitive agreement to merge in a share swap that creates a combined company with a market capitalization of approximately $260 million.

Management of International Assets and FCStone will host a conference call at 11:00 a.m. Eastern Time, today, July 2, 2009, to discuss the transaction. Details regarding the call appear at the end of this press release.

The transaction, structured as a merger of equals, will create a combined entity that will serve more than 10,000 customers from an employee base of 650 people and offices in eleven countries. Based on reported results for the last four fiscal quarters for International Assets and FCStone, the combined company has an annual revenue base of approximately $411 million and as of the most recent balance sheet dates, total combined assets valued at $2.3 billion and total combined shareholders equity of $253 million.

International Assets is a leading financial service provider to the precious metals, foreign currency and international equities trading markets, and also has expertise in international debt underwriting and asset management. FCStone provides risk management consulting and transaction execution services to commercial customers throughout the commodities value chain. FCStone will continue to operate independently after the merger under its existing brand, leadership and employee base.

Under the merger agreement, FCStone common shareholders will receive .2950 shares of International Assets common stock for each share they own. International Assets’ current stockholders will own approximately 52.5% of International Assets following the merger and FCStone’s current stockholders will own the remaining approximately 47.5%. Directors and management of the combined company will own approximately 26% of the equity. The merger is expected to be tax free to stockholders of both companies. International Assets will continue to list its common stock on the Nasdaq Global Market and trade under the symbol IAAC.

“International Assets and FCStone bring together complementary strengths and a customer-centric focus to create a unique financial services company,” said Sean O’Connor, who will be Chief Executive Officer of the merged company. “FCStone’s exchange and OTC platforms combined with our geographic diversity and strong and liquid capital base create immediate growth opportunities for the merged company, while the expansion of both companies’ customer bases will drive value creation over time. International Assets’ strong performance track record is based on a philosophy of protecting capital through robust risk management and driving strong double digit equity returns through a disciplined capital allocation approach.”

Pete Anderson, FCStone’s President and CEO commented, “International Assets is a like-minded partner that shares a focus on the customer and also has the capital base to support our many growth opportunities both domestically and around the globe.” Anderson will serve as President and a director of International Assets and continue as CEO of FCStone. “We will continue doing what we do best as part of the new International Assets: provide our unique commodity risk management expertise to customers across the agriculture, energy, food service and other verticals we serve. At the same time, we will leverage our partner’s global presence and liquidity to accelerate our growth plans, especially in targeted international markets, while strengthening and enhancing our capabilities and product offerings. This transaction is a great opportunity for FCStone, our customers, our employees and our shareholders.”

In addition to O’Connor and Anderson, the merged company’s executive management team will include International Assets’ Scott Branch as Chief Operating Officer, Brian Sephton as Chief Legal and Governance Officer and FCStone’s Bill Dunaway as Chief Financial Officer. International Assets will have a 13-seat board of directors, with seven seats designated by International Assets and six by FCStone. The position of Chairman will alternate for the first two years. International Assets will be headquartered in New York, NY, and FCStone will continue to operate from its offices in Kansas City, MO and West Des Moines, IA.

Strategic Rationale and Strategies for Growth

This merger comes at a time when large financial services companies are retreating to their core areas of strength in a volatile marketplace, while many smaller players lack capital and are seen as more risky counterparties than in the past. International Assets and FCStone believe that this environment presents opportunities for companies to take market share in key categories. At the same time, today’s environment demands a comprehensive and systematic focus on risk management. The International Assets management team brings extensive risk management experience and techniques to its business and will take responsibility for this crucial function in the merged company.

The merged entity expects to drive growth by adhering closely to the customer centric strategies employed to date by both International Assets and FCStone. Key strategies for growth include:

•	Leveraging the benefits of the combined trading and execution platform to enhance services to customers in a capital efficient manner;

•	Building out the customer bases of the respective businesses by capitalizing on the merged company’s global presence and broad set of value-added services;

•	Seeking “tuck-in” acquisitions to supplement organic growth; and

•	Taking a disciplined approach to capital allocation that emphasizes protecting earnings, selecting opportunities featuring equity returns in the high teens, and maintaining rigorous risk management.

Transaction Closing

The transaction has been unanimously approved by the boards of directors of both companies. Both companies must secure the approval of their respective shareholders and expect to file a registration statement and preliminary proxy materials with the SEC within the next 30 days. The transaction is subject to expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Act and the approval of the stockholders of International Assets and FCStone. It is currently anticipated that the transaction will close in the fourth calendar quarter of 2009.

Banc of America Merrill Lynch Securities and Houlihan Lokey served as financial advisors and Shutts & Bowen LLP served as legal advisor to International Assets Holding Corp. BMO Capital Markets served as exclusive financial advisor to FCStone Group, Inc. Stinson Morrison Hecker LLP served as the legal advisor for FCStone Group, Inc.

Conference Call & Webcast

International Assets and FCStone will host a conference call today, July 2, 2009 at 11:00 a.m. (ET) to discuss the transaction. A slide presentation will be referred to by management on the call, and that presentation will be posted to the Web sites of both companies under the investor relations section, prior to the call at http://www.intlassets.com and http://www.fcstone.com.

A live web cast of the conference call as well as a replay will also be available online on the Companies’ corporate Web sites. Participants can also access the call by dialing 800-860-2442 (within the United States), or 412-858-4600 (international callers) and reference the International Asset and FCStone Merger call approximately ten minutes prior to the start time.

A replay of the call will be available approximately one hour after the call has ended and will be available through Thursday, July 16, 2009. To access the replay, dial 877-344-7529 (within the United States), or 412-317-0088 (international callers) and enter the conference ID number 60001.

About FCStone Group, Inc.

FCStone Group, Inc., along with its affiliates provides risk management consulting and transaction execution services to commercial commodity intermediaries, end-users and producers. The firm assists primarily middle market customers in optimizing their profit margins and mitigating exposure to commodity price risk. In addition to risk management consulting services, FCStone, LLC, operates an independent clearing and execution platform for exchange-traded futures and options contracts. FCStone Group, Inc., serves more than 8,000 customers and in the 12 months ended February 28, 2009, executed 86.8 million derivative contracts in the exchange-traded and over-the-counter markets. The FCStone Group companies work in all the major commodity areas including agriculture, energy, renewable fuels, foods, forestry, cotton and textile, dairy and currency exchange. Headquartered in the Midwest, it has offices located throughout the world and is a clearing member of all major North American Futures exchanges. FCStone Group, Inc., trades on the NASDAQ Global Select Market under the symbol “FCSX.”

About International Assets Holding Corporation

International Assets Holding Corporation and its subsidiaries (the ‘Company’) form a financial services group focused on select international securities, foreign exchange and commodities markets. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company’s activities are currently divided into five functional areas — international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding the Company is available on the Company’s website at www.intlassets.com.

Forward-Looking Statements

This press release may include forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to International Assets Holding Corporation and FCStone Group, Inc., are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the Company’s filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

Our forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed business combination involving International Assets and FCStone. In connection with the proposed transaction, International Assets intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials and each of International Assets and FCStone plan to file with the SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus will be mailed to the stockholders of International Assets and FCStone. INVESTORS AND SECURITY HOLDERS OF INTERNATIONAL ASSETS AND FCSTONE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNATIONAL ASSETS, FCSTONE AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by International Assets and FCStone at the SEC’s web site at www.sec.gov. Free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to International Assets at: 220 East Central Parkway, Suite 2060, Altamonte Springs, Florida 32701, Attention: Scott Branch, telephone: 888-345-4685 x335; or to FCStone at: Investor Relations Department, FCStone Group, Inc., 10330 NW Prairie View Road, Kansas City, Missouri 64153; Attention: William Dunaway; Telephone: (816)457-6247. In addition, investors and security holders may access copies of the documents filed with the SEC by International Assets on International Assets’ website at www.intlassets.com, and investors and security holders may access copies of the documents filed with the SEC by FCStone’s website at www.fcstone.com.

International Assets, FCStone and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of International Assets and FCStone in respect of the proposed transaction. Information regarding International Assets’ directors and executive officers is available in its annual report on Form 10-K for the year ended September 31, 2008, filed with the SEC on December 8, 2008 and the proxy statement for International Assets’ 2009 annual meeting of stockholders, filed with the SEC on January 15, 2009. Information regarding FCStone’s directors and executive officers is available in its annual report on Form 10-K for the year ended August 31, 2008, filed with the SEC on November 14, 2008 and the proxy statement for FCStone’ 2009 annual meeting of stockholders, filed with the SEC on December 8, 2009. If and to the extent that any of the International Assets or FCStone participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of International Assets’ and FCStone’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

Contacts

For International Assets Holding Corporation:

Scott Branch, President
888-345-4685 x335

For FCStone:

Investor inquiries:	Media inquiries:
Bill Dunaway	Brainerd Communicators, Inc.
816-457-6246	Joseph LoBello
billd@fcstone.com	212-986-6667
lobello@braincomm.com